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                          CUBIST PHARMACEUTICALS, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

    This INCENTIVE STOCK OPTION AGREEMENT, dated as of May 19, 1997 (this "Agreement"), is between CUBIST PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and Mark P. Carthy (the "Optionee").

    1. Grant of Option. Pursuant to the Company's Amended and Restated 1993 Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of 200,000 shares (the "Optioned Shares") of the Company's common stock, $.001 par value (the "Stock"), at a price of $8.00 per share. This Option is granted as of May 19, 1997 (the "Grant Date").

    2. Character of Option. This Option is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    3. Duration of Option. Unless subject to earlier expiration or termination pursuant to the terms of the Plan, this Option shall expire on May 18, 2007.

    4. Exercise of Option. Until its expiration, this Option may be exercised, in the manner specified in Sections 7.4 and 9 of the Plan, in those amounts of the Optioned Shares identified in the table below, in full or in part, within the exercise period set opposite each such amount; provided, however, that, after termination of the Optionee's employment with the Company, this Option shall, until its expiration, be exercisable only to the extent exercisable immediately prior to such termination:


         CUMULATIVE OPTIONED           EXERCISE PERIOD FOR
         SHARES EXERCISABLE              OPTIONED SHARES
         -------------------           -------------------
               10,000                   05/19/97-07/10/97

               21,875                   07/11/97-10/10/97
               33,750                   10/11/97-01/10/98
               45,625                   01/11/98-04/10/98
               57,500                   04/11/98-07/10/98


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         CUMULATIVE OPTIONED           EXERCISE PERIOD FOR
         SHARES EXERCISABLE              OPTIONED SHARES
            (Continued)                    (Continued)
         -------------------           -------------------
               69,375                   07/11/98-10/08/98
               81,250                   10/11/98-01/10/99
               93,125                   01/11/99-04/10/99
              105,000                   04/11/99-07/10/99

              116,875                   07/11/99-10/10/99
              128,750                   10/11/99-01/10/00
              140,625                   01/11/00-04/10/00
              152,500                   04/11/00-07/10/00

              164,375                   07/11/00-10/10/00
              172,250                   10/11/00-01/10/01
              188,125                   01/11/01-04/10/01
              200,000                   04/11/01-05/18/07


    5. Transfer of Options. This Option may not be transferred except by will or the laws of decent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee. Notwithstanding the foregoing, in the event that this Option ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code for any reason other than a transfer or exercise of this Option in violation of the provisions set forth in the first sentence of this Section 5, then this Option may be transferred to a third party subject to, and in accordance with, the provisions of Section 14 of the Plan. The restrictions on transferability set forth in this Section 5 shall in no way preclude the Holder (as defined in Section 1.14 of the Plan) of this Option from effecting "cashless" exercises of this Option pursuant to, and in accordance with,
Section 9(b) of the Plan.

    6. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including, but not limited to, the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 10 (Restrictions on Issue of Shares),
Section 11 (Purchase for Investment; Subsequent Registration) and Section 12 (Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period).

    7. Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

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    IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

CUBIST PHARMACEUTICALS, INC.           OPTIONEE

By: /s/ Scott M. Rocklage              /s/ Mark P. Carthy
    -------------------------          ------------------------------
    Scott M. Rocklage                  Mark P. Carthy
    President and CEO                  21 Stone Road
                                       Belmont, MA 02178






















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